Exhibit (a)(8)

                           HARRIS INSIGHT FUNDS TRUST

          ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES OF SHARES

         WHEREAS, the Trustees of Harris Insight Funds Trust (the "Trust"), a Massachusetts business trust, acting at a meeting held on October 31, 1995, approved the Declaration of Trust (the "Declaration") of the Trust.

         WHEREAS, pursuant to Section 5.11 of the Declaration, eleven series, each with two classes of shares were established and designated as follows:
Class A Shares and Institutional Shares of Harris Insight Equity Income Fund, Harris Insight Growth Fund, Harris Insight Small Cap Opportunity Fund, Harris Insight Index Fund, Harris Insight International Fund, Harris Insight Balanced Fund, Harris Insight Convertible Securities Fund, Harris Insight Bond Fund, Harris Insight Intermediate Government Bond Fund, Harris Insight Intermediate Tax-Exempt Bond Fund and Harris Insight Tax-Exempt Bond Fund (collectively, the "Funds").

         WHEREAS, Section 5.11 of the Declaration permits the Trustees to designate and establish series and classes of shares and to reclassify any unissued shares or any shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established or designated from time to time.

         WHEREAS, the Trustees, acting by unanimous written consent dated September 25, 1996, established and designated the Harris Insight Small-Cap Value Fund ("Small-Cap Value Fund") as an additional series having two classes of shares, Class A Shares and Institutional Shares.

         WHEREAS, the Trustees, acting at a meeting held on November 6, 1996, approved an amendment to Section 5.11 of the Declaration which reflected the establishment and designation of Class A Shares and Institutional Shares of Small Cap-Value Fund which amendment was filed with the Secretary of the Commonwealth of Massachusetts on November 13, 1996.

         WHEREAS, the Trustees, acting at a meeting held on June 6, 1997, (i) established and designated Harris Insight Emerging Markets Fund ("Emerging Markets Fund") as an additional series having two classes of shares, Class A Share and Institutional Shares, and (ii) approved an amendment to Section 5.11 of the Declaration reflecting the establishment and designation of Class A and Institutional Shares of Emerging Markets Fund which amendment was filed with the Secretary of the Commonwealth of Massachusetts on June 12, 1997.

         WHEREAS, the Trustees, acting at a meeting held on November 2, 1998,
(i) designated Adviser Shares as a class of each of the following series of the
Trust: the Funds (excluding Harris Insight Index Fund), Small-Cap Value Fund and Emerging Markets Fund and (ii) approved an amendment to Section 5.11 of the Declaration reflecting the designation of Adviser Shares as a class of each of the Funds (excluding Harris Insight Index Fund), Small-Cap Value Fund and Emerging Markets Fund which amendment was filed with the Secretary of the Commonwealth of Massachusetts on November 12, 1998.

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         WHEREAS, the Trustees, acting at a meeting held on February 8, 1999, approved (i) the redesignation as Class A Shares the Advisor Shares of each series for which Adviser Shares had previously been designates, (ii) the redesignation as Class N Shares the Class A Shares of each series for which Class A Shares had previously been designated and (iii) an amendment to Section
5.11 of the Declaration reflecting the redesignation of the Advisor Shares as Class A Shares and the redesignation of the existing Class A Shares as Class N Shares which amendment was filed with the Secretary of the Commonwealth of Massachusetts on February 26, 1999.

         WHEREAS, the Trustees, acting at a meeting held on July 29, 1999, (i) established and designated the following series, each having three classes of shares, Class N Shares, Class A Shares and Institutional Shares: Harris Insight Equity Fund and Harris Insight Short/Intermediate Bond Fund, (ii) established and designated the following series having two classes of shares, Class N Shares and Institutional Shares: Harris Insight Money Market Fund, Harris Insight Tax-Exempt Money Market Fund and Harris Insight Government Money Market Fund and
(iii) approved an amendment to the Declaration reflecting the establishment and designation of Class N Shares, Class A Shares and Institutional Shares of Harris Insight Equity Fund and Harris Insight Short/Intermediate Bond Fund and the establishment and designation of Class N Shares and Institutional Shares of Harris Insight Money Market Fund, Harris Insight Tax-Exempt Money Market Fund and Harris Insight Government Money Market Fund which amendment was filed with the Secretary of the Commonwealth of Massachusetts on May 3, 2000 (all series established and designated be the Trustees at the meeting held on July 29, 1999 are hereinafter referred to as the "1999 Funds").

         WHEREAS, the Trustees, acting at a meeting held on July 26, 2000, (i) established and designated the following series, each having one class of shares, Institutional Shares: Harris Insight Large Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund and Harris Insight Technology Fund (collectively, the "2000 Funds") and (ii) approved an amendment to the Declaration reflecting the establishment the Institutional Shares of the 2000 Funds which amendment was filed with the Secretary of the Commonwealth of Massachusetts on September 6, 2000.

         WHEREAS, the Trustees, acting at a meeting held on November 1, 2000 approved the establishment and designation of Class B Shares of each of the following series: Harris Insight Balanced Fund, Harris Insight Index Fund, Harris Insight Equity Income Fund, Harris Insight Growth Fund, Harris Insight Small-Cap Value Fund, Harris Insight Small-Cap Opportunity Fund, Harris Insight International Fund, Large-Cap Aggressive Growth Fund, Small-Cap Aggressive Growth Fund, Harris Insight Emerging Markets Fund, Harris Insight Technology Fund, Harris Insight Tax-Exempt Bond Fund, Harris Insight Bond Fund, Harris Insight Intermediate Government Bond Fund and Harris Insight Money Market Fund having the rights and preferences set forth in minutes of that meeting.

         NOW THEREFORE, the undersigned, being all the Trustees of the Trust do hereby take the following action:

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1.   The Trustees do hereby confirm that each issued share of any class of any of the Funds, Small-Cap Value Fund, Emerging Markets Fund, 1999 Funds and 2000 Funds were, as of the date issued, validly issued, fully paid and non-assessable and do further hereby confirm that: (1) the Class A, Class N and Institutional Shares are entitled to all the rights and preferences accorded to Shares under the Declaration; (2) the number of Shares of each designated Class is unlimited; (3) the purchase price of Class A Shares, Class N Shares and Institutional Shares, the method of determination of the net asset value of Class A Shares, Class N Shares and Institutional Class Shares, the price, terms and manner of redemption of Class A Shares, Class N Shares and Institutional Class Shares, any conversion or exchange feature or privilege of the Class A Shares, Class N Shares and Institutional Class Shares, and the relative dividend rights of the holders of Class A Shares, Class N Shares and Institutional Class Shares is and shall be as established by the Trustees of the Trust in accordance with the Declaration and as set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended (the "Prospectus"); (4) each of the Class A Shares, Class N Shares and Institutional Class Shares of any series shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the "1940 Act"); (5) as to any matter on which shareholders of any series are entitled to vote, Class A Shares, Class N Shares and Institutional Class Shares of such series shall vote together as a single class; provided however, that notwithstanding the provisions of
     Section 5.9 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or is required by a separate agreement applicable to such class, such requirements as to a separate vote by the class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one class and the interests of two or more classes in the matter are not materially different, then the shares of such classes whose interests in the matter are not materially different shall vote together as a single class, but to the extent that a matter affects more than one class and the interests of a class in the matter are materially different from that of each other class, then the shares of such class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote; and (6) subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes or redesignate any of the classes without any action or consent of the Shareholders.


2. Pursuant to Section 5.11 of the Declaration , the Class B Shares are hereby established and designated for each of the following series: Harris Insight Balanced

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     Fund, Harris Insight Index Fund, Harris Insight Equity Income Fund, Harris
     Insight Equity Fund, Harris Insight Growth Fund, Harris Insight Small-Cap Value Fund, Harris Insight Small-Cap Opportunity Fund, Harris Insight International Fund, Harris Insight Large-Cap Aggressive Growth Fund, Harris Insight Small-Cap Aggressive Growth Fund, Harris Insight Emerging Markets Fund, Harris Insight Technology Fund, Harris Insight Tax-Exempt Bond Fund, Harris Insight Bond Fund, Harris Insight Intermediate Government Bond Fund and Harris Insight Money Market Fund.

3. Class B Shares of each such series shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

4. The number of Class B Shares of each such series designated hereby shall be unlimited.

5. The purchase price of Class B Shares of any series, the method of determination of the net asset value of such Class B Shares, the price, terms and manner of redemption of such Class B Shares, any conversion or exchange feature or privilege of such Class B Shares, and the relative dividend rights of the holders of Class B Shares of any series shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Prospectus.

6. The Class B Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect thereto, and any other expenses that are properly allocated to the Class B Shares in accordance with the 1940 Act.

7. As to any matter on which shareholders of any series are entitled to vote, Class B Shares of such series shall vote together as a single class with all of the classes of shares of that series; provided however, that notwithstanding the provisions of Section 5.9 of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or is required by a separate agreement applicable to such class, such requirements as to a separate vote by the class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one class and the interests of two or more classes in the matter are not materially different, then the shares of such classes whose interests in the matter are not materially different shall vote together as a single class, but to the extent that a matter affects more than one class and the interests of a class in the matter are materially different from that of each other class, then the shares of such class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular class, only the holders of shares of the one or more affected classes shall be entitled to vote.

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8.   The designation of Class B Shares of any series hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares of any series of the Trust.

9. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of the Class B Shares, or redesignate the Class B Shares, of any series without any action or consent of the Shareholders.

         IN WITNESS WHEREOF, the undersigned, being all the Trustees of the Trust, have executed this instrument as of this 5th day of December, 2000.


                                        /s/ Edgar R. Fiedler
                                        ---------------------------------------
                                        Edgar R. Fiedler

                                        /s/ C. Gary Gerst
                                        ---------------------------------------
                                        C. Gary Gerst

                                        /s/ Valerie Jarret
                                        ---------------------------------------
                                        Valerie Jarret

                                        /s/ John W. McCarter, Jr.
                                        ---------------------------------------
                                        John W. McCarter, Jr.

                                        /s/ Paula Wolff
                                        ---------------------------------------
                                        Paula Wolff